EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Utility Portfolio Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-48305 of our report dated June 18, 1998, relating to the Statement of Condition of Equity Investor Fund, Utility Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 18, 1998